Exhibit 10.7
Table of Base Salaries For Executive Officers of the Company
Effective March 1, 2006

Name and Position	2006 Base Salary
I. Jon Brumley, Chairman of the Board	$350,000
Jon S. Brumley, Chief Executive Officer and President	$475,000
Louie B. Nivens, Chief Financial Officer, Treasurer, Senior Vice President and Corporate Secretary	$215,000
Tom H. Olle, Senior Vice President — Asset Management	$245,000
Robert S. Jacobs, Senior Vice President — Administration	$225,000
Donald P. Gann, Jr., Senior Vice President — North Region and Drilling	$225,000